EXHIBIT 23
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-86741) and related prospectus of The Publishing Company of North America, Inc. for the registration of 225,000 shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1999, with respect to the consolidated financial statements of The Publishing Company of North America, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                            /s/ Ernst & Young LLP
                                            ----------------------------
                                            Ernst & Young LLP

Orlando, Florida
February 4, 2000